Exhibit 99.1

                                    JOINT FILING AGREEMENT

        The undersigned hereby agree and consent, pursuant to Rule 13d-1(k)(1), to the joint filing of all Schedules 13D and/or Schedules 13G (including any amendments thereto) on behalf of such parties with respect to the Optimark Holdings, Inc.

Dated:  March 30, 2001

                                            AON CORPORATION

                                            By: /s/ Michael A. Conway
                                               ----------------------------
                                            Name:  Michael A. Conway
                                            Title:  Senior Vice President



                                            VIRGINIA SURETY COMPANY, INC.

                                            By: /s/ Michael A. Conway
                                               ----------------------------
                                            Name:  Michael A. Conway
                                            Title:  Senior Vice President